EXHIBIT 4.64


                     SUBSCRIPTION AND RENUNCIATION AGREEMENT

TO:      CANADIAN SMALL CAP RESOURCE FUND 2004 LIMITED PARTNERSHIP

RE:      SALE OF UNITS

This subscription and renunciation agreement is to confirm your agreement to purchase from AMADOR GOLD CORP. (the "Company"), subject to the terms and conditions set forth herein, that number of units of the Company at the price of $.15 per unit (the "Purchase Price") set out above your name on the execution page hereof. Each unit will be comprised of one "flow-through" common share and one-half of one transferable non-"flow-through" share purchase warrant of the Company, each share purchase warrant exercisable for one non-"flow-through" common share at a price of $.20 per share for a period of 12 months. The Company and the undersigned agree that the Flow-Through Shares will be "flow-through shares" as defined in subsection 66(15) of the INCOME TAX ACT (Canada) and, accordingly, the Company agrees to:

         (a) incur Resource Expenses (as hereinafter defined) (the Company will use its reasonable best efforts to ensure that such Resource Expenses also qualify as a Flow-Through Mining Expenditure (as hereinafter defined)) in an amount equal to the Commitment Amount (as hereinafter defined) during the period from and after the Closing Date (as hereinafter defined) to and including December 31, 2005; and

         (b) renounce Resource Expenses (the Company will use its reasonable best efforts to ensure that such Resource Expenses also qualify as a Flow-Through Mining Expenditure) equal to the Commitment Amount to the undersigned with an effective date no later than December 31, 2004.

1.       DEFINITIONS

         (a) DEFINITIONS: In this Agreement, unless the context otherwise requires:

                  (i) "Agreement" means this subscription and renunciation agreement as the same may be amended, supplemented or restated from time to time;

                  (ii) "Business Day" means a day on which Canadian chartered banks are open for the transaction of regular business in the City of Vancouver, British Columbia;

                  (iii) "Canadian Exploration Expense" or "CEE" means an expense incurred (or deemed to be incurred) in 2004 of the nature referred to in paragraph (f) of the definition of Canadian exploration expense in subsection 66.1(6) of the Tax Act, other than amounts which are prescribed to be "Canadian exploration and development overhead expense" for the purposes of the Tax Act or the cost of acquiring or obtaining the use of seismic data described in paragraph 66(12.6)(b.1) of the Tax Act or any expenses for prepaid services or rent that do not qualify as outlays and expenses for the period as described in the definition "expense" in paragraph 66(15) of the Tax Act;

                  (iv) "Closing" means the closing of the purchase and sale of the Securities;

                  (v) "Closing Date" means December 30, 2004 or such other date as the Company and the Subscriber may mutually agree upon in writing;


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                  (vi)     "Commitment  Amount" means the aggregate  amount paid
                           by  the  Subscriber  for  the   Flow-Through   Shares
                           pursuant to Section 4 hereof;

                  (vii) "Common Shares" means the common shares in the capital of the Company as constituted on the date hereof;

                  (viii)   "Company"   means   Amador  Gold  Corp.,   a  company
                           incorporated under the laws of British Columbia;

                  (ix)     "Dollars" or "$" means lawful money of Canada;

                  (x) "Flow-Through Mining Expenditure" means an expense which is a "flow-through mining expenditure" as defined in subsection 127(9) of the Tax Act;

                  (xi) "Flow-Through Shares" means flow-through shares as defined in subsection 66(15) of the Tax Act;

                  (xii)    "Information"  means all  information  regarding  the
                           Company that is made publicly available by the Company, or is authorized by the Company to be made publicly available, together with all information prepared by the Company and provided to the Subscriber, if any, and includes but is not limited to, all press releases, material change reports and financial statements of the Company;

                  (xiii) "Person" means an individual, a firm, a corporation, a syndicate, a partnership, a trust, an association, an unincorporated organization, a joint venture, an investment club, a government or an agency or political subdivision thereof and every other form of legal or business entity of whatsoever nature or kind;

                  (xiv) "Prescribed Forms" means the forms prescribed from time to time under subsection 66(12.7) of the Tax Act filed or to be filed by the Company within the prescribed times renouncing to the Subscriber the Resource Expenses incurred pursuant to this Agreement and all parts or copies of such forms required by Revenue Canada to be delivered to the Subscriber;

                  (xv) "Prescribed Relationship" means a relationship between the Company and the Subscriber where the Subscriber and the Company are related or otherwise do not deal at arm's length for purposes of the Tax Act;

                  (xvi)    "Purchase Price" means $.15 per Security;

                  (xvii) "Reporting Provinces" means the Provinces of British Columbia and Alberta collectively;

(xviii) "Resource
                           Expense" means an expense which is CEE, including a Flow-Through Mining Expenditure, which is incurred on or after the Closing Date and on or before the Termination Date which may be renounced by the Company pursuant to subsections 66(12.6) and 66(12.66) of the Tax Act with an effective date not later than December 31, 2005 and in respect of which, but for the renunciation, the Company would be entitled to a deduction from income for income tax purposes;

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


                  (xix)    "Revenue  Canada"  means the Canada  Revenue  Agency;
                           (xx) "Securities" means the Units purchased by the Subscriber;

                  (xxi) "Securities Laws" means the securities legislation and regulations of, and the instruments, policies, rules, orders, codes, notices and interpretation notes of the applicable securities regulatory authority or applicable securities regulatory authorities of, the applicable jurisdiction or jurisdictions collectively;

                  (xxii)   "Stock Exchange" means the TSX Venture Exchange;

                  (xxiii)  "Subscriber"   means  the   Person   purchasing   the
                           Securities and whose name appears on the execution page hereof;

                  (xxiv) "Tax Act" means the INCOME TAX ACT (Canada), as amended, reenacted or replaced from time to time;


                  (xxv)    "Termination Date" means December 31, 2005; (

                  xxvi) "Unit" means a unit of the Company comprised of one Flow-Through Share and one-half of one Warrant;

                  (xxvii) "Warrant" means a transferable share purchase warrant of the Company, each whole Warrant entitling the holder to purchase one Warrant Share at a price of $.20 per share for a period of 12 months; and

                  (xxviii) "Warrant  Share"  means a non  "flow-through"  common share of the Company issued on the exercise of a Warrant.

2.       CONDITIONS OF PURCHASE

In connection with your purchase of the Securities, the following documents are attached hereto which you are requested to complete and sign, as required, and return together with an executed copy of this Agreement as soon as possible and in any event no later than 12 p.m. (Vancouver time) on December 24, 2004:

         (a) schedule A, Corporate Placee Registration Form required by the Stock Exchange

         (b)      schedule  B,  with  respect  to   registration   and  delivery
                  instructions; and

         (c) schedule C, being your British Columbia "accredited investor" certification.

The obligation of the Company to sell the Securities to you is subject to, among other things, the conditions that:

         (a) you execute and return all documents required by the Securities Laws and the policies of the Stock Exchange for delivery on your behalf, including the forms set out in schedules A to C attached hereto, as applicable, to the Company as the sale of the Securities by the Company to you will not be qualified by a prospectus; and

         (b) all necessary regulatory approvals being obtained prior to the Closing Date.


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


By returning this Agreement, you consent to the filing by the Company of all documents required by the Securities Laws and the policies of the Stock Exchange.

3.       THE CLOSING

Delivery and payment for the Securities will be completed at the offices of the Company on the Closing Date. At the Closing, the Subscriber will deliver to the Company the aggregate subscription proceeds against delivery by the Company of certificates representing the Securities and such other documentation as may be requested by the Subscriber. For greater certainty, the Company shall perform all acts and give or cause to be given, when requested by the Subscriber, all certificates and opinions with respect to:

         (a) the due incorporation, existence, power and capacity of the Company;

         (b) the validity and binding effect and enforceability of this Agreement;

         (c)      the  valid  issuance  of  the   Securities,   compliance  with
                  applicable securities laws and resale restrictions; and

         (d) such other matters as may reasonably be required by counsel to the Subscriber.

Certificates representing the Securities will be available for delivery to you against payment to the Company of the amount of the Purchase Price for the Securities in freely transferable Canadian funds. Such payment is to be made by bank draft, certified cheque or other form of immediately available funds payable in favour of the Company.

4.       ALLOCATION OF SUBSCRIPTION PRICE

The Purchase Price per Security will be allocated as follows:

         (a)      $0.1499 as to the Purchase Price for a Flow-Through Share; and

         (b)      $0.0001  as to the  Purchase  Price of a Warrant.

5.       WARRANT TERMS

The terms and conditions which govern the Warrants shall contain, inter alia, anti-dilution provisions and provisions for the appropriate adjustment in class, number and price of the Warrant Shares issuable pursuant to any exercise of the right to purchase Warrant Shares under the Warrants upon the occurrence of certain stated events, including any subdivision, consolidation or reclassification of the common shares, or any payment of stock dividends.

6.       PROSPECTUS EXEMPTIONS

The sale of the Securities by the Company to you is conditional upon such sale being exempt from the requirements as to the filing of a prospectus and as to the preparation of an offering memorandum or similar document contained in any statute, regulation, instrument, rule or policy applicable to the sale of the Securities or upon the issue of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or delivering an offering memorandum or similar document.

You acknowledge and agree that you:


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


         (a) have been independently advised as to or are aware of the restrictions with respect to trading in, and the restricted period or statutory hold period applicable to, the Securities imposed by the Securities Laws of the jurisdiction in which you reside or to which you are subject and by the policies of the Stock Exchange, that a suitable legend or legends will be placed on the certificates representing the Securities to reflect the applicable restricted period and statutory hold period to which the Securities are subject and you are hereby advised that such securities cannot be traded through the facilities of the Stock Exchange as the certificates representing such securities is not freely transferable and consequently is not "good delivery" in settlement of transactions on the Stock Exchange and that the Stock Exchange will deem you to be responsible for any loss incurred on a sale made by you in such securities; and

         (b) have not received or been provided with a prospectus, offering memorandum (within the meaning of Securities Laws) or similar document and that your decision to enter into this Agreement and to purchase the Securities from the Company has not been based upon any verbal or written representation as to fact or otherwise made by or on behalf of the Company and that your decision is based entirely upon publicly available information concerning the Company.

By your acceptance of this Agreement, you represent and warrant to the Company (which representations and warranties shall survive the Closing) that:

A.       GENERAL:

         (a) You are resident in the jurisdiction set out under the heading "address" above your signature set forth on the execution page of this Agreement and you were not offered the Securities, and did not execute or deliver this Agreement, in the United States of America.

         (b) You are purchasing the Securities as principal for your own account and not for the benefit of any other Person, you are an "accredited investor" within the meaning of Multilateral Instrument 45-103 of the Canadian Securities Administrators and you have concurrently executed and delivered a certificate in the form attached as schedule C hereto.

         (c) You have the legal capacity to authorize, execute and deliver this Agreement and the individual signing this Agreement has been duly authorized to execute and deliver this Agreement.

         (d) None of the funds being used to purchase the Securities are to your knowledge proceeds obtained or derived directly or indirectly as a result of illegal activities.

         (e) You are at arm's-length, within the meaning of Securities Laws and the policies of the Stock Exchange, with the Company.

         (f) You are not a "promoter" of the Company within the meaning of Securities Laws.

         (g) Legal counsel retained by the Company (the "Company's Counsel") is acting as counsel to the Company and not as counsel to you. The relationship of the Company's Counsel with you is limited solely to responding to any questions which you may have regarding the terms of the documents to be delivered in connection with this Agreement.


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


         (h) You are capable of assessing the proposed investment in the Securities as a result of your financial or investment experience or as a result of advice received from a registered person other than the Company or an affiliate thereof and you are able to bear the economic loss of the investment in the Securities.

         (i) You are not a U.S. Person (as that term is defined in Rule 902 of Regulation S under the SECURITIES ACT OF 1933 (United States), as amended) and are not and will not be purchasing Securities for the account or benefit of any U.S. Person.

         (j) The Securities to be issued hereunder are not being purchased with knowledge of any material fact about the Company that has not been generally disclosed.

         (k) You acknowledge that no agency, governmental authority, securities commission or similar regulatory body, stock exchange or other entity has reviewed, passed on or made any finding or determination as to the merit for investment of the Securities nor have any such agencies or governmental authorities made any recommendation or endorsement with respect to the Securities.

         (l) This Agreement has been duly executed and delivered and, when accepted by the Company, will constitute your legal, valid and binding obligation enforceable against you in accordance with the terms hereof.

         (m) You will comply with all Securities Laws and with the policies of the Stock Exchange concerning the purchase of, the holding of, and the resale restrictions applicable to, the Securities.

         (n) The provisions of paragraphs (a) to (m) above will be true and correct both as of the date of execution of this Agreement and as of the Closing Date.

7.       LEGENDS

You acknowledge that the certificates representing the Securities will bear the following legends:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL NOT TRADE THESE SECURITIES BEFORE [THE DATE WHICH IS FOUR MONTHS AND ONE DAY AFTER THE CLOSING DATE WILL BE INSERTED]."

"WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [THE DATE WHICH IS FOUR MONTHS AND ONE DAY AFTER THE CLOSING DATE WILL BE INSERTED]."

provided that subsequent to the date which four months and one day after the Closing Date the certificate representing the Securities may be exchanged for a certificate bearing no such legends.


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


8.       REPRESENTATIONS AND WARRANTIES

The Company hereby represents and warrants to the Subscriber as follows and acknowledges and confirms that the Subscriber is relying upon each of such representations and warranties in entering into this Agreement and completing the transactions contemplated herein:

         (a) INCORPORATION AND ORGANIZATION: The Company and each of its subsidiaries, if any, have been incorporated and organized and are valid and subsisting corporations under the laws of their jurisdictions of incorporation and have all requisite corporate power and authority to carry on their business as now conducted or proposed to be conducted and to own or lease and operate the property and assets thereof and the Company has all requisite corporate power and authority to enter into, execute and deliver this Agreement and to carry out the obligations thereof hereunder.

         (b) EXTRA-PROVINCIAL REGISTRATION: The Company or its subsidiaries, if any, is licensed, registered or qualified as an extra-provincial or foreign corporation in all jurisdictions where the character of the property or assets thereof owned or leased or the nature of the activities conducted by it make licensing, registration or qualification necessary and is carrying on the business thereof in compliance with all applicable laws, rules and regulations of each such jurisdiction.

         (c) AUTHORIZED CAPITAL: The Company is authorized to issue, among other things, 100,000,000 Common Shares, of which, as of December 23, 2004, 23,522,915 Common Shares were issued and outstanding as fully paid and non-assessable shares.

         (d) RIGHTS TO ACQUIRE SECURITIES: No Person has any agreement, option, right or privilege (whether pre-emptive, contractual or otherwise) capable of becoming an agreement for the purchase, acquisition, subscription for or issue of any of the unissued shares or other securities of the Company, except for, as at December 23, 2004, an aggregate of 16,076,403 Common Shares were reserved for issue pursuant to outstanding options, warrants, share incentive plans, convertible, exercisable and exchangeable securities and other rights to acquire Common Shares.

         (e) LISTING: The Common Shares are, and at the time of issue of the Securities will be, listed on the Stock Exchange and the Securities will, at the time of issue of the Securities, have been conditionally listed on the Stock Exchange. Except for Common Shares issued upon the exercise of existing outstanding options, warrants or other securities of the Company convertible into Common Shares, the Company has not issued, or agreed to issue, any Common Shares or any securities exchangeable or exercisable for, or convertible into, Common Shares at an effective price per Common Share which is less than the Purchase Price during the 60 day period immediately preceding the date hereof.

         (f) CERTAIN SECURITIES LAW MATTERS: The Common Shares are listed only on the Stock Exchange, the Company is a reporting issuer or the equivalent only in the Reporting Provinces and is not in default of any requirement of the Securities Laws of any of such provinces and the Common Shares are not registered under the SECURITIES EXCHANGE ACT OF 1934 (United States), as amended.

         (g) QUALIFYING ISSUER AND RESALE OF SECURITIES: The Company is and will be on the Closing Date a "qualifying issuer" within the meaning of Multilateral Instrument 45-103 of the Canadian Securities Administrators. The Securities will not be subject to a restricted


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


                  period or statutory hold period or to any resale restriction under the policies of the Stock Exchange which extends beyond four months and one day after the Closing Date.

         (h) NO PRE-EMPTIVE RIGHTS: The issue of the Securities will not be subject to any pre-emptive right or other contractual right to purchase securities granted by the Company or to which the Company is subject.

         (i) SECURITIES: The execution of this Agreement and the issue by the Company to the Subscriber of the Securities will be exempt from the registration and prospectus requirements of Securities Laws. The Securities will not aggregate more than 10% of the outstanding Common Shares on the Closing Date after giving effect to the issuance of the Securities herein.

         (j) ISSUE OF SECURITIES: All necessary corporate action has been taken to authorize the issue and sale of, and the delivery of certificates representing, the Securities and, upon payment of the requisite consideration therefor, the Flow-Through Shares will be validly issued as fully paid and non-assessable shares.

         (k) CONSENTS, APPROVALS AND CONFLICTS: None of the offering and sale of the Securities, the execution and delivery of this Agreement, the compliance by the Company with the provisions of this Agreement or the consummation of the transactions contemplated herein including, without limitation, the incurring of Resource Expenses and the issue of the Securities to the Subscriber for the consideration and upon the terms and conditions as set forth herein, do or will (i) require the consent, approval, or authorization, order or agreement of, or registration or qualification with, any governmental agency, body or authority, court, stock exchange, securities regulatory authority or other Person, except (A) such as have been obtained, or (B) such as may be required under Securities Laws and the policies of the Stock Exchange and will be obtained by the Closing Date, or (ii) conflict with or result in any breach or violation of any of the provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company is a party or by which it or any of the properties or assets thereof is bound, or the memorandum or articles of the Company or any resolution passed by the directors (or any committee thereof) or shareholders of the Company, or any statute or any judgment, decree, order, rule, policy or regulation of any court, governmental authority, arbitrator, stock exchange or securities regulatory authority applicable to the Company or any of the properties or assets thereof which could have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Company.

         (l) AUTHORITY AND AUTHORIZATION: The Company has full corporate power and authority to enter into this Agreement and to do all acts and things and execute and deliver all documents as are required hereunder to be done, observed, performed or executed and delivered by it in accordance with the terms hereof and the Company has taken all necessary corporate action to authorize the execution, delivery and performance of this
                  Agreement and to observe and perform the provisions of this Agreement in accordance with the provisions hereof including, without limitation, the incurring of Resource Expenses and the issue of the Securities to the Subscriber for the consideration and upon the terms and conditions set forth herein.


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


         (m) VALIDITY AND ENFORCEABILITY: This Agreement has been authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

         (n) PUBLIC DISCLOSURE: Each of the documents which contains any of the Information is, as of the date thereof, in compliance in all material respects with the Securities Laws of the Reporting Provinces and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and such documents collectively constitute full, true and plain disclosure of all material facts relating to the Company and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, as of the date hereof. There is no fact known to the Company which the Company has not publicly disclosed which materially adversely affects, or so far as the Company can reasonably foresee, will materially adversely affect, the assets, liabilities (contingent or otherwise), capital, affairs, business, prospects, operations or condition (financial or otherwise) of the Company or the ability of the Company to perform its obligations under this Agreement or which would otherwise be material to any Person intending to make an equity investment in the Company.

         (o) TIMELY DISCLOSURE: The Company is in compliance with all timely disclosure obligations under the Securities Laws of the Reporting Provinces, and, without limiting the generality of the foregoing, to the best knowledge of the Company, there has not occurred any material adverse change in the assets, liabilities (contingent or otherwise), capital, affairs, business, prospects, operations or condition (financial or otherwise) of the Company which has not been publicly disclosed and none of the documents filed by or on behalf of the Company pursuant to the Securities Laws of the Reporting Provinces contains a misrepresentation (as such term is defined in the SECURITIES ACT (British Columbia)) at the date of the filing thereof.

         (p)      NO  CEASE  TRADE  ORDER:  No  order  preventing,   ceasing  or
                  suspending trading in any securities of the Company or prohibiting the issue and sale of securities by the Company has been issued and no proceedings for either of such purposes have been instituted or, to the best of the knowledge of the Company, are pending, contemplated or threatened.

         (q) FINANCIAL STATEMENTS: The audited financial statements of the Company for the year ended October 31, 2003, together with the auditors' report thereon and the notes thereto, and the unaudited interim financial statements of the Company for the period ended July 31, 2004 and the notes thereto, have been prepared in accordance with Canadian generally accepted accounting principles applied on a basis consistent with prior periods (except as disclosed in such financial statements) and present fairly the financial condition and position of the Company as at the dates thereof and such financial statements contain no direct or implied statement of a material fact which is untrue on the date of such financial statements and do not omit to state any material fact which is required by Canadian generally accepted accounting principles or by applicable law to be stated or reflected therein or which is necessary to make the statements contained therein not misleading.

         (r)      CHANGES IN FINANCIAL POSITION: Since July 31, 2004:

                  (i) the Company has not paid or declared any dividend or incurred any material capital expenditure or made any commitment therefore;

                  (ii) the Company has not incurred any obligation or liability, direct or indirect, contingent or otherwise, except in the ordinary course of business and which is not, and which in the aggregate are not, material; and

                  (iii)    the  Company  has  not  entered   into  any  material
                           transaction,

                  except in each case as disclosed in the Information.

         (s)      NO   CONTEMPLATED   CHANGES:   Except  as   disclosed  in  the
                  Information, the Company has not approved, is not contemplating, has not entered into any agreement in respect of, or has no knowledge of:

                  (i) the purchase of any property or assets or any interest therein or the sale, transfer or other disposition of any property or assets or any interest therein currently owned, directly or indirectly, by the Company whether by asset sale, transfer of shares or otherwise;

                  (ii) the change of control (by sale or transfer of shares or sale of all or substantially all of the property and assets of the Company or otherwise) of the Company; or

                  (iii) a proposed or planned disposition of shares by any shareholder who owns, directly or indirectly, 10% or more of the outstanding shares of the Company.

         (t) INSURANCE: The assets of the Company and the business and operations thereof are insured against loss or damage with responsible insurers on a basis consistent with insurance obtained by reasonably prudent participants in a comparable business in comparable circumstances, such coverage is in full force and effect and the Company has not failed to promptly give any notice or present any material claim thereunder.

         (u) TAXES AND TAX RETURNS: The Company has filed in a timely manner all necessary tax returns and notices and has paid all applicable taxes of whatsoever nature for all tax years prior to the date hereof to the extent that such taxes have become due or have been alleged to be due and the Company is not aware of any tax deficiencies or interest or penalties accrued or accruing, or alleged to be accrued or accruing, thereon where, in any of the above cases, it might reasonably be expected to result in any material adverse change in the condition (financial or otherwise), or in the earnings, business, affairs or prospects of the Company and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return by the Company or the payment of any material tax, governmental charge, penalty, interest or fine against the Company. There are no material actions, suits, proceedings, investigations or claims now threatened or pending against the Company which could result in a material liability in respect of taxes, charges or levies of any governmental authority, penalties, interest, fines, assessments or reassessments or any matters under discussion with any governmental authority relating to taxes, governmental charges, penalties, interest, fines, assessments or reassessments asserted by any such authority and the Company has withheld (where applicable) from each payment to each of the present and former officers, directors, employees and consultants thereof the amount of all taxes and other amounts, including, but not limited to, income tax and other deductions, required to be withheld therefrom, and has paid the same or will pay the same when due to the proper tax or other receiving authority within the time required under applicable tax legislation.

         (v) COMPLIANCE WITH LAWS, LICENSES AND PERMITS: The Company has conducted and is conducting the business thereof in compliance in all material respects with all applicable laws, rules, regulations, tariffs, orders and directives of each jurisdiction in which it carries on business and possesses all material approvals, consents, certificates, registrations, authorizations, permits and licenses issued by the appropriate provincial, state, municipal, federal or other regulatory agency or body necessary to carry on the business currently carried on, or contemplated to be carried on, by it, is in compliance in all material respects with the terms and conditions of all such approvals, consents, certificates, authorizations, permits and licenses and with all laws, regulations, tariffs, rules, orders and directives material to the operations thereof, and the Company has not received any notice of the modification, revocation or cancellation of, or any intention to modify, revoke or cancel or any proceeding relating to the modification, revocation or cancellation of any such approval, consent, certificate, authorization, permit or license which, singly or in the aggregate, if the subject of an unfavourable decision, order, ruling or finding, would materially adversely affect the conduct of the business or operations of, or the assets, liabilities (contingent or otherwise), condition (financial or otherwise) or prospects of, the Company.

         (w) AGREEMENTS AND ACTIONS: The Company is not in violation of any term of its memorandum or articles. The Company is not in violation of any term or provision of any agreement, indenture or other instrument applicable to it which would, or could, result in any material adverse effect on the business, condition (financial or otherwise), capital, affairs or operations of the Company, nor is the Company in default in the payment of any obligation owed which is now due and there is no action, suit, proceeding or investigation commenced, pending or, to the knowledge of the Company after due inquiry, threatened which, either in any case or in the aggregate, might result in any material adverse effect on the business, condition (financial or otherwise), capital, affairs, prospects or operations of the Company or in any of the material properties or assets thereof or in any material liability on the part of the Company or which places, or could place, in question the validity or enforceability of this Agreement or any document or instrument delivered, or to be delivered, by the Company pursuant hereto.

         (x) OWNER OF PROPERTY: The Company is the absolute legal and beneficial owner of, and has good and marketable title to, all of the material property or assets thereof as described in the Information, free of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever, other than those described in the Information, and no other property rights are necessary for the conduct of the business of the Company as currently conducted or contemplated to be conducted, the Company does not know of any claim or the basis for any claim that might or could adversely affect the right thereof to use, transfer or otherwise exploit such property rights and, except as disclosed in the Information, the Company does not have any responsibility or obligation to pay any commission, royalty, licence fee or similar payment to any Person with respect to the property rights thereof.

         (y) MINERAL RIGHTS: The Company holds either freehold title, mining leases, mining claims or other conventional property, proprietary or contractual interests or rights, recognized in the jurisdiction in which a particular property is located, in respect of the ore bodies and minerals located in properties in which the Company has an interest as described in the Information under valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments, sufficient to permit the Company to explore the minerals relating thereto, all such property, leases or claims and all property, leases or claims in which the Company has any interest or right have been validly located and recorded in accordance with all applicable laws and are valid and subsisting, the Company has all necessary surface rights, access rights and other necessary rights and interests relating to the properties in which the Company has an interest as described in the Information granting the Company the right and ability to explore for minerals, ore and metals for development purposes as are appropriate in view of the rights and interest therein of the Company, with only such exceptions as do not materially interfere with the use made by the Company of the rights or interests so held and each of the proprietary interests or rights and each of the documents, agreements and instruments and obligations relating thereto referred to above is currently in good standing in the name of the Company.

         (z) PROPERTY AGREEMENTS: Any and all of the agreements and other documents and instruments pursuant to which the Company holds the property and assets thereof (including an interest in, or right to earn an interest in, any property) are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with terms thereof, the Company is not in default of any of the material provisions of any such agreements, documents or instruments nor has any such default been alleged, and such properties and assets are in good standing under the applicable statutes and regulations of the jurisdictions in which they are situated, all leases, licences and claims pursuant to which the Company derives the interests thereof in such property and assets are in good standing and there has been no material default under any such lease, licence or claim and all taxes required to be paid with respect to such properties and assets to the date hereof have been paid. None of the properties (or any interest in, or right to earn an interest in, any property) of the Company is subject to any right of first refusal or purchase or acquisition right which is not disclosed in the Information.

         (aa) NO DEFAULTS: The Company is not in default of any material term, covenant or condition under or in respect of any judgment, order, agreement or instrument to which it is a party or to which it or any of the property or assets thereof are or may be subject, and no event has occurred and is continuing, and no circumstance exists which has not been waived, which constitutes a default in respect of any commitment, agreement, document or other instrument to which the Company is a party or by which it is otherwise bound entitling any other party thereto to accelerate the maturity of any amount owing thereunder or which could have a material adverse effect upon the condition (financial or otherwise), capital, property, assets, operations or business of the Company.

         (bb) COMPLIANCE WITH EMPLOYMENT LAWS: Except as disclosed in the Information, the Company is in compliance with all laws and regulations respecting employment and employment practices, terms and conditions of employment, pay equity and wages, except where such non-compliance would not constitute an adverse material fact concerning the Company or result in an adverse material change to the Company, and has not and is not engaged in any unfair labour practice, there is no labour strike, dispute, slowdown, stoppage, complaint or grievance pending or, to the best of the knowledge of the Company after due inquiry, threatened against the Company, no union representation question exists respecting the employees of the Company and no collective bargaining agreement is in place or currently being negotiated by the Company, the Company has not received any notice of any unresolved matter and there are no outstanding orders under any employment standards, human rights, occupational health and safety, workers' compensation or other similar legislation in any jurisdiction in which the Company carries on business or has employees, no employee has any agreement as to the length of notice required to terminate his or her employment with the Company in excess of twelve months or equivalent compensation and all benefit and pension plans of the Company are funded in accordance with applicable laws and no past service funding liability exist thereunder.

         (cc)     ENVIRONMENTAL   COMPLIANCE:   Except  as   disclosed   in  the
                  Information, the Company:

                  (i) and the property, assets and operations thereof comply in all material respects with all applicable Environmental Laws (which term means and includes, without limitation, any and all applicable international, federal, provincial, state, municipal or local laws, statutes, regulations, treaties, orders, judgments, decrees, ordinances, official directives and all authorizations relating to the environment, occupational health and safety, or any Environmental Activity (which term means and includes, without limitation, any past, present or future activity, event or circumstance in respect of a Contaminant (which term means and includes, without limitation, any pollutants, dangerous substances, liquid wastes, hazardous wastes, hazardous materials, hazardous substances or contaminants or any other matter including any of the foregoing, as defined or described as such pursuant to any Environmental Law), including, without limitation, the storage, use, holding, collection, purchase, accumulation, assessment, generation, manufacture, construction, processing, treatment, stabilization, disposition, handling or transportation thereof, or the release, escape, leaching, dispersal or migration thereof into the natural environment, including the movement through or in the air, soil, surface water or groundwater));

                  (ii) does not have any knowledge of, and has not received any notice of, any material claim, judicial or administrative proceeding, pending or threatened against, or which may affect, the Company or any of the property, assets or operations thereof, relating to, or alleging any violation of any Environmental Laws, the Company is not aware of any facts which could give rise to any such claim or judicial or administrative proceeding and the Company nor any of the property, assets or operations thereof is the subject of any investigation, evaluation, audit or review by any Governmental Authority (which term means and includes, without limitation, any national, federal government, province, state, municipality or other political subdivision of any of the foregoing, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing) to determine whether any violation of any Environmental Laws has occurred or is occurring or whether any remedial action is needed in connection with a release of any Contaminant into the environment, except for compliance investigations conducted in the normal course by any Governmental Authority;

                  (iii) has not given or filed any notice under any federal, state, provincial or local law with respect to any Environmental Activity, the Company does not have any liability (whether contingent or otherwise) in connection with any Environmental Activity and the Company is not aware of any notice being given under any federal, state, provincial or local law or of any liability (whether contingent or otherwise) with respect to any Environmental Activity relating to or affecting the Company or the property, assets, business or operations thereof;

                  (iv)     does  not  store  any  hazardous  or  toxic  waste or
                           substance on the property thereof and has not disposed of any hazardous or toxic waste, in each case in a manner contrary to any Environmental Laws, and there are no Contaminants on any of the premises at which the Company carries on business, in each case other than in compliance with Environmental Laws; and

                  (v) is not subject to any contingent or other liability relating to the restoration or rehabilitation of land, water or any other part of the environment or non-compliance with Environmental Law.

         (dd) NO LITIGATION: There are no actions, suits, proceedings, inquiries or investigations existing, pending or, to the knowledge of the Company after due inquiry, threatened against or which adversely affect the Company or to which any of the property or assets thereof is subject, at law or equity, or before or by any court, federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which may in any way materially adversely affect the condition (financial or otherwise), capital, property, assets, operations or business of the Company or the ability of the Company to perform the obligations thereof and the Company is not subject to any judgment, order, writ, injunction, decree, award, rule, policy or regulation of any Governmental Authority, which, either separately or in the aggregate, may result in a material adverse effect on the condition (financial or otherwise), capital, property, assets, operations or business of the Company or the ability of the Company to perform its obligations under this Agreement.

         (ee) FLOW-THROUGH SHARES: Upon issue, the Flow-Through Shares will be "flow-through shares" as defined in subsection 66(15) of the Tax Act and are not and will not be prescribed shares within the meaning of section 6202.1 of the regulations to the Tax Act. The Company does not have and will not have prior to the Termination Date a Prescribed Relationship with any partner or limited partner of the Subscriber.

         (ff) PRINCIPAL-BUSINESS COMPANY: The Company is a "principal-business corporation" as defined in subsection 66(15) of the Tax Act and will continue to be a "principal-business corporation" until such time as all of the Resource Expenses required to be renounced under this Agreement have been incurred and validly renounced pursuant to the Tax Act.

         (gg) COMMITMENT AMOUNT: The Company has no reason to believe that it will be unable to incur, on or after the Closing Date and on or before the Termination Date or that it will be unable to renounce to the Subscriber effective on or before December 31, 2004, Resource Expenses in an aggregate amount equal to the Commitment Amount and the Company has no reason to expect any reduction of such amount by virtue of subsection 66(12.73) of the Tax Act.

9.       COVENANTS

The Company hereby covenants and agrees with the Subscriber as follows:

         (a) REPORTING ISSUER: The Company shall maintain its status as a "reporting issuer" in, not in default of any requirement of the Securities Laws of, the Reporting Provinces for a period of at least 18 months after the Closing Date.

         (b) CORPORATE STATUS: For a period of a least 18 months after the Closing Date, the Company shall remain a corporation validly subsisting under the laws of its jurisdiction of incorporation, licensed, registered or qualified as an extra-provincial or foreign corporation in all jurisdictions where the character of its properties owned or leased or the nature of the activities conducted by it make such licensing, registration or qualification necessary and shall carry on its business in the ordinary course and in compliance in all material respects with all applicable laws, rules and regulations of each such jurisdiction.

         (c) LISTING ON STOCK EXCHANGES: The Company shall maintain the listing on the Stock Exchange of the class of shares of which the Securities form a part for a period of at least 18 months after the Closing Date. The Company shall, not later than the Closing Date, obtain approval from the Stock Exchange to issue the Securities, and shall immediately upon issuance of the Securities, take or cause to be taken all steps necessary for such Securities to be posted for trading on the Stock Exchange.

         (d) SECURITIES FILINGS: Forthwith after the Closing, the Company shall file such forms and documents as may be required under applicable Securities Laws relating to the offering of the Securities which, without limiting the generality of the foregoing, shall include a Form 45-103F4 as prescribed by Multilateral Instrument 45-103 of the Canadian Securities Administrators.

         (e) OUTSTANDING COMMON SHARES: The Company shall not do or omit to do any thing or take any action if the result of such act or omission could reasonably be expected to be that the ownership of Common Shares by the Subscriber would exceed 10% of the number of then outstanding Common Shares, assuming the issue of the Securities.

         (f) INFORMATION: The Company shall provide, forthwith upon the request of the Subscriber, such publicly-available information as the Subscriber requires concerning the mineral exploration program pursuant to which the Company has incurred or will incur Resource Expenses and the business affairs of the Company. The Company shall not disclose to any Person either the percentage discount upon which the Purchase Price is based or the Purchase Price set forth in this Agreement unless, in either case, required to do so and in accordance with applicable laws or the rules of applicable regulatory authorities.

         (g) FURTHER INFORMATION: The Company shall provide such information as the Subscriber may reasonably request to enable the Subscriber to comply with the terms and conditions of any exemptive order or ruling obtained by the Subscriber from any applicable regulatory authority.

         (h) ACCOUNTING RECORDS: The Company shall keep proper and complete books, records and accounts in accordance with generally accepted accounting principles showing true and accurate records of all Resource Expenses and charges and make such books, records and accounts available for inspection and audit by or on behalf of the Subscriber at the Subscriber's expense.

         (i)      FILING  SELLING  INSTRUMENTS:  The  Company  shall  file  with
                  Revenue Canada within the time prescribed by subsection 66(12.68) of the Tax Act the forms prescribed for the purposes of such legislation together with a copy of this Agreement and any "selling instrument" contemplated by such legislation or by this Agreement and shall forthwith following such filings provide to the Subscriber a copy of such forms certified by two officers of the Company.

         (j) PRINCIPAL-BUSINESS CORPORATION: The Company shall maintain its status as a "principal-business corporation" as defined in subsection 66(15) of the Tax Act until such time as all of the Resource Expenses required to be renounced under this Agreement have been incurred and validly renounced pursuant to the Tax Act.

         (k) PERFORMANCE OF ACTS: The Company shall perform and carry out all of the acts and things to be completed by it as provided in this Agreement.

         (l) INCURRING AND RENOUNCING OF CEE: The Company hereby agrees to incur Resource Expenses in an amount equal to the Commitment Amount on or before the Termination Date in accordance with this Agreement and agrees to renounce to the Subscriber, with an effective date no later than December 31, 2004, pursuant to subsections 66(12.6) and 66(12.66) of the Tax Act.

         (m) INVESTMENT TAX CREDIT: Notwithstanding any other provision hereof, the Company hereby agrees to use its reasonable best efforts to ensure that the Commitment Amount will be incurred on CEE that also qualifies as a Flow-Through Mining Expenditure.

         (n) RENUNCIATION: The Company shall deliver to the Subscriber, on or before March 1, 2005, the relevant Prescribed Forms, fully completed and executed, renouncing to the Subscriber Resource Expenses in an amount equal to the Commitment Amount with an effective date of no later than December 31, 2004, such delivery constituting the authorization of the Company to the Subscriber to file such Prescribed Forms with the relevant taxation authorities.

         (o) PRIORITY: The Company shall incur and renounce Resource Expenses pursuant to this Agreement before incurring and renouncing Resource Expenses pursuant to any other agreement which the Company may enter into after the date hereof with any Person with respect to the issue of Flow-Through Shares. The Company shall not, without the prior written consent of the Subscriber (which consent may be withheld in the sole discretion of the Subscriber) (i) enter into any other agreement which would prevent or restrict its ability to renounce Resource Expenses to the Subscriber in the amount of the Commitment Amount, or (ii) enter into any agreement in 2004 with any Person which provides for the issue of Flow-Through Shares or securities exchangeable or exercisable for, or convertible into, Flow-Through Shares at an effective price per Flow-Through Share which is less than the Purchase Price. If the Company is required under the Tax Act to reduce Resource Expenses previously renounced to the Subscriber, the Company shall not reduce Resource Expenses renounced to the Subscriber under this Agreement until it has first reduced to the extent possible all CEE renounced to Persons other than the Subscriber.

         (p) RESOURCE EXPENSES: The Resource Expenses to be renounced by the Company to the Subscriber:

                  (i) will constitute CEE on the effective date of the renunciation and the Company will use its reasonable best efforts to ensure that such CEE will qualify as a Flow-Through Mining Expenditure;

                  (ii) will not include expenses that are "Canadian exploration and development overhead expenses" (as defined in the Regulations to the Tax Act for purposes of paragraph 66(12.6)(b) of the Tax Act) of the Company or amounts which constitute specified expenses for seismic data described in paragraph
                           66(12.6)(b.1) of the Tax Act or any expenses for prepaid services or rent that do not qualify as outlays and expenses for the period as described in the definition of "expense" in subsection 66(15) of the Tax Act;

                  (iii) will not include any amount that has previously been renounced by the Company to the Subscriber or to any other Person;

                  (iv) would be deductible by the Company in computing its income for the purposes of Part I of the Tax Act but for the renunciation to the Subscriber assuming the Company had sufficient income; and

                  (v) will not be subject to any reduction under subsection 66(12.73) of the Tax Act.

         (q) REDUCTION IN RESOURCE EXPENSE: The Company shall not reduce the amount renounced to the Subscriber pursuant to subsection 66(12.6) of the Tax Act.

         (r) VALID RENUNCIATION: The Company shall not be subject to the provisions of subsection 66(12.67) of the Tax Act in a manner which impairs its ability to renounce Resource Expense to the Subscriber in an amount equal to the Commitment Amount.

         (s) APPLICATIONS FOR PRESCRIBED GRANTS: If the Company receives, or becomes entitled to receive, any government assistance which is described in paragraph (a) of the definition of "excluded obligation" in subsection 6202.1(5) of the regulations made under the Tax Act and the receipt or entitlement to receive such government assistance has or will have the effect of reducing the amount of CEE validly renounced to the Subscriber hereunder to less than the Commitment Amount, the Company shall remit to the Subscriber the benefit of all amounts received or receivable in respect of such government assistance to the extent of such reduction.

         (t) USE OF COMMITMENT AMOUNT: The Company shall use the Commitment Amount solely to incur Resource Expenses and shall deliver to the Subscriber, on or before March 1, 2005, a list of the provinces, territories or other jurisdictions in Canada where the Company has incurred Resource Expenses together with the amount incurred in each such province, territory or jurisdiction.

10.      INDEMNIFICATION

         (a) FAILURE TO RENOUNCE: If the Company does not incur and renounce to the Subscriber, effective on or before December 31, 2004, Resource Expenses equal to the Commitment Amount, the Company shall indemnify and hold harmless the Subscriber and each of the partners thereof (for the purposes of this paragraph each an "Indemnified Person") as to, and pay in settlement thereof to the Indemnified Person on or before the twentieth Business Day following the Termination Date, an amount equal to the amount of any tax

                  (within the meaning of subparagraph 6202.1(5)(b) of the regulation to the Tax Act) payable under the Tax Act (and under any corresponding provincial legislation) by any Indemnified Person as a consequence of such failure. In the event that Revenue Canada (or any similar provincial tax authority) reduces the amount renounced by the Company to the Subscriber pursuant to subsection 66(12.73) of the Tax Act (or any corresponding provincial legislation), the Company shall indemnify and hold harmless each Indemnified Person as to, and pay in settlement thereof to the Indemnified Person, an amount equal to the amount of any tax (within the meaning of subparagraph 6202.1(5)(b) of the regulation to the Tax Act) payable under the Tax Act (and under any corresponding provincial legislation) by the Indemnified Person as a consequence of such reduction.

         (b) INDEMNITIES HELD IN TRUST: To the extent that any Person entitled to be indemnified hereunder is not a party to this Agreement, the Subscriber shall obtain and hold the rights and benefits of this Agreement in trust for, and on behalf of, such Person and such Person shall be entitled to enforce the provisions of this section notwithstanding that such Person is not a party to this Agreement.

11.      GENERAL

         (a) ACCEPTANCE OF SUBSCRIPTION. The Company's acceptance of the subscription herein shall be indicated by executing and delivering to the Subscriber a copy of this Agreement.

         (b) HEADINGS: The division of this Agreement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement," "hereof," "hereunder", "herein" and similar expressions refer to this Agreement and not to any particular article, section or other portion hereof and include any agreement supplemental thereto and any exhibits attached hereto. Unless something in the subject matter or context is inconsistent therewith, reference herein to articles, sections and paragraphs are to articles, sections, subsections and paragraphs of this Agreement.

         (c) NUMBER AND GENDER: Words importing the singular number only shall include the plural and VICE VERSA, words importing the masculine gender shall include the feminine gender and neuter and VICE versa.

         (d) SEVERABILITY: If one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality or enforceability of the remaining provisions hereof shall not be affected or impaired thereby. Each of the provisions of this Agreement is hereby declared to be separate and distinct.

         (e) NOTICES: All notices or other communications to be given hereunder shall be delivered by hand or by telecopier, and if delivered by hand, shall be deemed to have been given on the date of delivery or, if sent by telecopier, on the date of transmission if sent before 5:00 p.m. and such day is a Business Day or, if not, on the first Business Day following the date of transmission.

                  Notices to the Company shall be addressed to:

                  Amador Gold Corp.
                  16493 - 26th Avenue
                  Surrey BC
                  V3S 9W9
                  Attention:    Rupert Bullock, President
                  Telecopier:   604-536-5358

                  Notices to the Subscriber shall be addressed to the address of the Subscriber set out on the execution page hereof.

                  Either the Company or the Subscriber may change its address for service aforesaid by notice in writing to the other party hereto specifying its new address for service hereunder.

         (f) FURTHER ASSURANCES: Each party hereto shall from time to time at the request of the other party hereto do such further acts and execute and deliver such further instruments, deeds and documents as shall be reasonably required in order to fully perform and carry out the provisions of this Agreement. The parties hereto agree to act honestly and in good faith in the performance of their respective obligations hereunder.

         (g) SUCCESSORS AND ASSIGNS: Except as otherwise provided, this Agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

         (h) ENTIRE AGREEMENT: The terms of this Agreement express and constitute the entire agreement between the parties hereto with respect to the subject matter hereof and no implied term or liability of any kind is created or shall arise by reason of anything in this Agreement.

         (i)      TIME OF ESSENCE: Time is of the essence of this Agreement.

         (j) AMENDMENTS: The provisions of this Agreement may only be amended with the written consent of all of the parties hereto.

         (k)      SURVIVAL:   Notwithstanding   any  other   provision  of  this
                  Agreement, the representations, warranties, covenants and indemnities of or by the Company contained herein or in any certificate, document or instrument delivered pursuant hereto shall survive the completion of the transactions contemplated by this Agreement.

         (l) LANGUAGE: The parties hereto acknowledge and confirm that they have requested that this Agreement as well as all notices and other documents contemplated hereby be drawn up in the English language. Les parties aux presentes reconnaissent et confirment qu'elles ont convenu que la presente convention ainsi que tous les avis et documents qui s'y rattachent soient rediges dans la langue anglaise.

         (m) GOVERNING LAW: This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein, excluding British Columbia conflict of laws rules.

         (n) COUNTERPARTS: This Agreement may be executed in two or more counterparts which when taken together shall constitute one and the same agreement. Delivery of counterparts may be effected by facsimile transmission thereof.

         (o) FACSIMILE COPIES: The Company shall be entitled to rely on a facsimile copy of an executed subscription and renunciation agreement and acceptance by the Company of such facsimile subscription shall be legally effective to create a valid and binding agreement between the Subscriber and the Company in accordance with the terms thereof.

If the foregoing is in accordance with your understanding, please sign and return this Agreement together with the other required documents signifying your agreement to purchase the Securities.

TO:      Amador Gold Corp.

The undersigned hereby accepts the foregoing and agrees to be bound by the terms set forth herein and, without limitation, agrees that you may rely upon the covenants, representations and warranties of the undersigned contained herein.

         DATED as of this 23 day of December, 2004.


Number of Securities to be purchased
at $.15 each:                       1,000,000
                                    --------------------------------------------

Aggregate Purchase Price:           $ 150,000.00
                                    --------------------------------------------

Name (full legal name
   of Subscriber)                   Canadian Small Cap Resource Fund 2004
                                    --------------------------------------------

                                    Limited Partnership
                                    --------------------------------------------

                                    #900 - 475 Howe Street, Vancouver BC V6C 2B3
                                    --------------------------------------------
                                    (address, including postal code)

                                    604 646 5890
                                    --------------------------------------------
                                    (telephone number)

                                    604 684 9877
                                    --------------------------------------------
                                    (facsimile number)

                                    INFO@CRF.PARTNERSHIP.COM
                                    --------------------------------------------
                                    (e-mail address)

                                    By: /s/ Stephen Wilkinson
                                    --------------------------------------------
                                    (signature)

                                    Stephen Wilkinson
                                    --------------------------------------------
                                    (please print name)

                                    President & CEO
                                    --------------------------------------------
                                    (official capacity)

                                    Will provide at a later date
                                    --------------------------------------------
                                    (social insurance number OR federal
                                    corporate/business account number OR
                                    partnership filer identification number)

                                    TS 070029
                                    --------------------------------------------
                                    (federal tax shelter identification number)

                                    --------------------------------------------
                                    (Quebec tax shelter identification number, if applicable)


The above-mentioned subscription is hereby accepted by Amador Gold Corp.

DATED as of this 23 day of December, 2004.

                                          AMADOR GOLD CORP.

                                          By:   /s/ Rupert L. Bullock
                                                --------------------------------
                                               Rupert L. Bullock, President

                                   SCHEDULE A

                                     FORM 4C

                       CORPORATE PLACEE REGISTRATION FORM

The Subscriber either [CHECK APPROPRIATE BOX]:

[_] has previously filed with the TSX Venture Exchange (the "Exchange") a Form 4C, Corporate Placee Registration Form and represents and warrants that there has been no change to any of the information in the Corporate Placee Registration Form previously filed with the Exchange up to the date hereof; or

[_] hereby delivers a completed Form 4C, Corporate Placee Registration Form filing with the Exchange.


Where subscribers to a Private Placement are not individuals, the following information about the placee must be provided. This Form will remain on file with the Exchange. The corporation, trust, portfolio manager or other entity (the "Placee") need only file it on one time basis, and it will be referenced for all subsequent Private Placements in which it participates. If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed companies. If as a result of the Private Placement, the Placee becomes an Insider of the Issuer, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) with the Exchange.


1.       Placee Information:

         (a)      Name:_________________________________________________________

         (b)      Complete Address:_____________________________________________

                  ______________________________________________________________

         (c)      Jurisdiction of Incorporation or Creation:____________________

2.       (a)      Is the Placee  purchasing  securities  as a portfolio  manager
                  (Yes/No)?_____________________________________________________

         (b) Is the Placee carrying on business as a portfolio manager outside of Canada (Yes/No)?___________________________________

3.       If the answer to 2(b) above was "Yes", the undersigned certifies that:

         (a) It is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client's express consent to a transaction;

         (b) it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a "portfolio manager" business) in

                  ____________________  [jurisdiction],  and it is  permitted by
                  law  to  carry  on  a  portfolio   manager  business  in  that
                  jurisdiction;

         (c) it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

         (d) the total asset value of the investment portfolios it manages on behalf of clients is not less than $20,000,000; and

         (e) it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing.


4. If the answer to 2(a) above was "No", please provide the names and addresses of control persons of the Placee:


NAME               CITY              PROVINCE OR STATE           COUNTRY
------------------ ----------------- --------------------------- ---------------

------------------ ----------------- --------------------------- ---------------

------------------ ----------------- --------------------------- ---------------

------------------ ----------------- --------------------------- ---------------


The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions (See for example, sections 87 and 111 of the SECURITIES ACT (British Columbia) and sections 176 and 182 of the SECURITIES ACT (Alberta).

Dated at                             on
         ---------------------------    ----------------------------------------


--------------------------------------
(Name of Purchaser - please print)

--------------------------------------
(Authorized Signature)

--------------------------------------
(Official Capacity - please print)

--------------------------------------
 please print name of individual whose
signature appears above)


                          THIS IS NOT A PUBLIC DOCUMENT

                                   SCHEDULE B

                                 ALL SUBSCRIBERS

                     REGISTRATION AND DELIVERY INSTRUCTIONS

1. DELIVERY: Please deliver the certificate representing the Securities to:

         Canaccord Capital Corporation
         -----------------------------------------------------------------------
         Name

         16J903A9
         -----------------------------------------------------------------------
         Account reference, if applicable

         Rowena Everett
         -----------------------------------------------------------------------
         Contact name

         #2200 - 609 Granville Street, Vancouver, BC V7Y 1H2
         -----------------------------------------------------------------------
         Address, including postal code

         604-643-0258
         -----------------------------------------------------------------------
         Telephone number


2. REGISTRATION: The certificate representing the Securities which is to be delivered at Closing should be registered as follows:

         Canaccord Capital I/T for Canadian Small Cap Resource Fund 2004 Limited Partnership
         -----------------------------------------------------------------------
         Name

         16J903A9
         -----------------------------------------------------------------------
         Account reference, if applicable

         SAME AS DELIVERY INSTRUCTIONS
         -----------------------------------------------------------------------
         Address, including postal code

Words and terms herein with the initial letter or letters thereof capitalized and defined in the Agreement shall have the meanings given to such capitalized words and terms in the Agreement.

                                   SCHEDULE C

                       CERTIFICATE OF ACCREDITED INVESTOR

TO:               Amador Gold Corp.

The undersigned Subscriber/officer of the Subscriber (or in the case of a trust, the trustee or an officer of the trustee of the trust) hereby certifies that:

1. he/she has read the subscription agreement and understands that the offering of the Securities is being made on a prospectus exempt basis; and

2. the Subscriber is an accredited investor as defined in Multilateral Instrument 45-103, by virtue of being:

[PLEASE CHECK ONE]

a.       _____    a Canadian financial institution(1),  or an authorized foreign bank listed Schedule III of the BANK ACT (Canada),

b.       _____    the Business Development Bank of Canada incorporated under the
                  BUSINESS DEVELOPMENT BANK of CANADA ACT (Canada),

c.       _____    an association under the COOPERATIVE  CREDIT  ASSOCIATIONS ACT
                  (Canada) located in Canada, or a central cooperative credit society for shich an order has been made under subsection
                  473(1) of that Act,

d.       _____    a  subsidiary  of  any  person  or  company   referred  to  in
                  paragraphs (a) to (c), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,

e.       _____    a  person  or   company   registered   under  the   securities
                  legislation  of  British  Columbia,  or under  the  securities legislation of another  jurisdiction of Canada,  as an adviser or dealer, other than a limited market dealer registered under
                  the   Securities   Act   (Ontario),   or  the  Securities  Act
                  (Newfoundland and Labrador),

f.       _____    an  individual  registered  or formerly  registered  under the securities legislation of British Columbia, or under the securities legislation of another jurisdiction of Canada, as a representative of a person or company referred to in paragraph
                  (e),

g.       _____    the  government  of  Canada  or  a  province,   or  any  crown
                  corporation or agency of the government of Canada or a province,

h.       _____    a municipality, public board or commission in Canada,

i.       _____    any  national,  federal,  state,  provincial,  territorial  or municipal government of or in any foreign jurisdiction, or any agency of that government,

j.       _____    a pension  fund that is  regulated by either the Office of the
                  Superintendent  of  Financial   Institutions   (Canada)  or  a
                  provincial pension commission or similar regulatory authority,

k.       _____    a registered charity under the INCOME TAX ACT (Canada),  that,
                  in  regard  to  the  trade,   has  obtained   advice  from  an
                  eligibility adviser or other adviser registered to provide advice on the securities being traded,

l.       _____    an  individual  who,  either  alone or jointly  with a spouse, beneficially owns, directly or indirectly, financial assets(2) having an aggregate realizable value that before taxes, but net of any related liabilities(3), exceeds $1,000,000,

m.       _____    an individual whose net income before taxes exceeded  $200,000 in each of the two  most  recent  years or  whose  net  income before taxes combined with that of a spouse exceeded  $300,000 in each of the two most recent years and who, in either case, reasonably expects to exceed that net income level in the current year,

n.       _____    a  person   or   company,   other   than  a  mutual   fund  or
                  non-redeemable investment fund, that, either alone or with a spouse, had net assets of at least $5,000,000 and, unless that person or company is an individual, that amount is shown on its most recently prepared financial statements,

o.       _____    a mutual  fund or  non-redeemable  investment  fund  that,  in
                  British Columbia distributes its securities only to persons or companies that are accredited investors,

p.         X      a mutual  fund or  non-redeemable  investment  fund  that,  in
         ------   British  Columbia  is  distributing  or  has  distributed  its securities under one or more a prospectuses for which the British Columbia Securities Commission has issued receipts,

q.       _____    a trust  company  or trust  corporation  registered  under the
                  TRUST AND LOAN  COMPANIES  ACT  (Canada)  or under  comparable
                  legislation  in  a   jurisdiction   of  Canada  or  a  foreign
                  jurisdiction, trading as a trustee or agent on behalf of a fully managed account,

r.       _____    a person  or  company  trading  as agent on  behalf of a fully managed  account if that  person or company is  registered  or
                  authorized   to  carry  on  business   under  the   securities
                  legislation  of  a   jurisdiction   of  Canada  or  a  foreign
                  jurisdiction as a portfolio manager or under an equivalent category of adviser or is exempt from registration as a portfolio manager or the equivalent category of adviser,

s.       _____    an  entity  organized  in  a  foreign   jurisdiction  that  is
                  analogous to any of the entities referred to in paragraphs (a) through (e) and paragraph (j) in form and function, or

t.       _____    a person or  company  in respect of which all of the owners of interests,  director or indirect, legal or beneficial,  except
                  the  voting  securities   required  by  law  to  be  owned  by
                  directors, are persons or companies that are accredited investors.

(1) A Canadian financial institution means a bank, loan corporation, trust company, insurance company, treasury branch, credit union or caisse populaire that in each case is authorized to carry on business in Canada or a province or territory of Canada, or the Confederation des caisses populaires et d'economie Desjardins du Quebec.

(2) For the purposes of Multilateral Instrument 45-103 and this Certificate the term "financial assets" means cash and securities.

(3) For the purposes of Multilateral Instrument 45-103 and this Certificate the term "related liabilities" means (A) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or (B) liabilities that are secured by financial assets.

The statements made in this Schedule are true and accurate as of the date of this certificate and will be true and accurate as of the Closing. If any such statement shall not be true and accurate prior to Closing, the undersigned shall give immediate written notice of such fact to the Company..


DATED _______________________________, 2004.



BY:  /S/ STEPHEN WILKINSON
---------------------------------------------------------
Signature of Subscriber


CANADIAN SMALL CAP RESOURCE FUND 2004 LIMITED PARTNERSHIP
---------------------------------------------------------
Name of Subscriber

900-475 HOWE STREET
---------------------------------------------------------

VANCOUVER, B.C.
---------------------------------------------------------
Address of the Subscriber